EXHIBIT 23.2

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Community Financial Corporation
Staunton, VA

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 22, 2001, relating to the consolidated financial statements of Community Financial Corporation and subsidiaries attached as an exhibit to the Corporation's Annual Report on Form 10-KSB for the year ended March 31, 2003.

/s/ BDO SEIDMAN, LLP

Richmond, Virginia
September 29, 2003